EXHIBIT 10.35

Phường Yên Hòa, Cầu Giấy, Hà Nội, Việt Nam Tel: + 84.4.556-4944 Fax: + 84.4.556-4955	9449 Balboa Ave., Suite 114 San Diego CA 92123, USA Tel: (858) 571-8431 Fax: (858) 571-8497

CONTRACT FOR
COOPERATION AGREEMENT TO PROMOTE THE ‘.VN’ ccTLD

No: 8888 / VNNIC- HI-TEK /2009

Between
VIETNAM INTERNET NETWORK INFORMATION CENTRE
And
 HI-TEK MULTIMEDIA, INC.  (DBA: DOT VN, INC.)

-	Pursuant to the Civil code in the National Assembly adopted on 14/6/2005;

-	Pursuant to The Regulation on Management and Use of Internet Resources promulgated with Decision No. 09/2008/QD-BTTTT on 9/12/2008 of The Minister of Information and Communications

-	Pursuant to agreements between Vietnam Internet Network Information Centre and HI-TEK Multimedia, Inc., (HI-Tek) on 19/3/2003

-	Pursuant to Cooperation Agreement to promote the ".VN" ccTLD between VNNIC and Hi-Tek Multimedia on 16/03/2009;

-	Pursuant capabilities and needs cooperation of the parties,

Today, May 25th, 2009 in Hanoi, we are:

Party A	:	Vietnam Internet Network Information Centre (VNNIC)

Address	:	Yen Hoa, Cau Giay, Hanoi

Tel.	:	+84-4-5564944	Fax: 84-4-5564955

Account	:	5512929 at Asian Commercial Bank in Hanoi

Representative	:	Mr. Nguyen Le Thuy	Position: Director General

Party B	:	HI-TEK Multimedia, Inc. (dba: Dot VN, Inc.)

Address	:	9449 Balboa Ave, Suite 114, San Diego, CA 92123, USA

Tel.	:	+1.858.571-8431	Fax: +1.858.571-8497

Account	:	832-6151555 at Wells Fargo

Representative	:	Mr. Lee. P. Johnson	Position: President

Together the implementation of the terms of the contract as follows:

Article 1. Conditions

1.
Party A is the manager of ".VN" domain name in Vietnam.  Party A desires to promote the use of Internet domain name ".VN".  Party A guarantees that all of the content, marketing and promotion by Article 3 of this agreement is valid, in accordance with domain name policy development and Internet Vietnam.

2.
Party B is able to provide services to develop the ccTLD ".VN" in Vietnam and abroad and is recognized by Party A as the domain name registrar ".VN" authorized to serve as worldwide ".VN" marketing agent (hereinafter referred to as "Marketing Agent”).

Article 2: Scope

Both sides agree to implement programs, which promote and advertise the registration of the ".VN" domain name through advanced "Parking Page" technology in order to (i) increase the number of registering ".VN", (ii) reduce the number of unused domains and (iii) educate users as to the value of domain names; simultaneously drive website visits toward relevant content.

Article 3: Content program "Parking Page"

3.1
"Parking Page" will, in the event that a domain name is not registered or is expired, direct visitors to access a default website by searching domain name on URL or Whois of all available or revoked ".VN" domain names that will allow users to easily reserve or register the ".VN" domain name as well as attract clicks to advertising links that match with the keywords relevant to the domain name.

3.2	Parking Page will, when users type the ".VN" domain name in URL or Whois of VNNIC or HI-TEK, apply the following procedures:

-
If the ".VN" domain name is not registered when the users type the domain name directly in URL, it will resolve to a Parking Page which provides the current unregistered status of the domain; recommendations on registration of the domain name and allows the visitor to register the domain name via the HI-TEK online payment gateway through a merchant account and will also feature advertising links to other websites that has the content relevant to the available domain name. (The tool is provided by HI-TEK in cooperated with foreign partners).

-
If the customer or registrar searches the Whois directory on the VNNIC website   and the domain name is still available when the registrars, registrants or users search the ".VN" in Whois, they will be directed to a Parking Page which provide information on the status of the domain; recommendations on registration and a list of links to all registrars; and will also feature advertising links to other websites that has the content relevant to the available domain name. (The tool is provided by HI-TEK in cooperated with foreign partners).

-	All the advertising links will ensure that all the advertising contents do not violate traditions and customs, or political policies.

Article 4: Responsibility and commitment of the parties

4.1	Party A’s Responsibility and Commitment

-
Co-operation and implementation deployment of positive program and a commitment to put into operation the cooperation upon signing this agreement to increase the number of ".VN" registration in the world and attract the domain name customer register and renewal of domain name, as well as the implementation of broadcast programs.

-	Support the Party B extensive market and advertise this program in country and abroad.

-
Support and implementation of technical issues, in collaboration with HI-TEK, and foreign partners of HI-TEK to establish and implement the technical issues related guarantee program is operated stable, safety, security, and achieve continuous performance.

-	VNNIC is not responsible for the investment cost to implement the program.

-
Specify that Party B is the only partner allowed to implement and promote this program “Parking Page”, create links connected to tools for “Domain Registrations”, “Domain Appraisals” and “Smart Search Engine” for ccTLD ".VN" in the world.

4.2	Party B’s Responsibility and Commitment

-	Provide tools and advanced technology, software technology to operate effectively the “Domain Registrations", "Domain Appraisals" and "Smart Search Engine" for the ccTLD ".VN" in the world.

-	Host and provide financial investment, infrastructure, administration for project implementation to provide all services in the "Parking Page" upon signing this agreement

-
Host and provide investment cost of the entire implementation of marketing, promotion, community education on the value of ccTLD ".VN" but not limited to the registration of new domain name, encouraged to ensure renewed domain, activities in a continuous, stable, safe, proper purpose, which focus on developing strong market in Vietnam

-
Co-operation and build scaled programs promoting and marketing of the first level in the implementation of the promotion and development of domain, in both quality and quantity with oversea partners such as Yahoo!, Google, Sedo, NameDrive, Oversee, eNom, Key Systems and others having the capacity.

-	Application tools for e-commerce to allow registration and payment of domain. " VN" online at the "Parking Page" of HI-TEK.

-	Host and implementation of technical issues, in collaboration with VNNIC and foreign partners of HI-TEK to establish and implement the technical issues involved.

Article 5: The implementation

VNNIC and Hi-Tek agree as to the details of the terms of this contract between the parties and shall adhere to the anticipated procedures as follows:

5.1
Party A support and cooperation for the implementation by Party B to successfully implement the "Parking Page" to the end of 2010.  Then, the two sides will assess the participants as well as the effectiveness of the "Parking Page" and discuss the project business.

5.2
During the deployment, both sides committ to communciate, to provide comprehensive information to each other fully and timely issues related to the cooperation agreement, manage and propose the content and methods of cooperation, in full compliance with the law on the ccTLD ".VN".

5.3
The two sides agree to share all information and a commitment to responsibility to protect all confidential information relating to research and business development programs and ensure that this information is safe, secure, and will not disclose information to any other party except as specifically agreed in writing by the non disclosing party.

5.4
When problems arise, the relevant business unit of each side which manages the particular function will coordinate an internal review of the process.  For problems arising that exceed the units’ authority and require more coordination and support of other business units, the business units will report to the higher management of each Party to consider solutions.

Article 6: Effective

6.1	Cooperation agreement is effective from the date of signing.

6.2
Both parties committed to proper implementation of the terms of the Agreement and do not have authority to unilaterally change the content or transfer this agreement.  During the implementation, if any problems or concerns, both sides will negotiate in good faith toward a resolution.

6.3	The contract will be terminated if serious violations of the law on the ccTLD ".VN" which the authority required and has not resolved within 30 days of receipt of said notice.

The Cooperation agreement consists of 6 sections, 4 pages, was prepared in 04 copies, each with the same value, each party holding 02 copies

PARTY A’s REPRENTATIVE Director General	PARTY B’s REPRENTATIVE President
/s/ Nguyen Le Thuy Nguyễn Lê Thúy	/s/ Lee Johnson Lee P. Johnson